Exhibit 99.2

DIVIDEND CAPITAL
DIVERSIFIED PROPERTY FUND™

THIRD QUARTER 2014

PORTFOLIO PERFORMANCE & OPERATIONAL REVIEW

SEPTEMBER 30, 2014

TABLE OF CONTENTS

PERFORMANCE	3

NET ASSET VALUE	4

FINANCIAL HIGHLIGHTS	6

PORTFOLIO PROFILE	7

BALANCE SHEETS	8

STATEMENTS OF OPERATIONS	9

FUNDS FROM OPERATIONS	10

RESULTS OF OPERATIONS	12

FINANCE & CAPITAL	14

REAL PROPERTIES	17

LEASING ACTIVITY	18

INVESTMENT ACTIVITY	21

DEFINITIONS	23

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included in this portfolio performance and review package that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: the continuing impact of high unemployment and the slow economic recovery, which is having and may continue to have a negative effect on the following, among other things, the fundamentals of our business, including overall market demand and occupancy, tenant space utilization, and rental rates; the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); our ability to effectively raise and deploy proceeds from our equity offerings; risks associated with the availability and terms of debt and equity financing and refinancing and the use of debt to fund acquisitions and developments, including the risk associated with interest rates impacting the cost and/or availability of financing and refinancing; the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts; changes in accounting principles, policies and guidelines applicable to real estate investment trusts; environmental, regulatory and/or safety requirements; and the availability and cost of comprehensive insurance, including coverage for terrorist acts and earthquakes. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this supplemental package, whether as a result of new information, future events, changed circumstances or any other reason. You should review the risk factors contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2014, and in our subsequent quarterly reports.

Please see the section titled “Definitions” at the end of this portfolio performance and review package for definitions of terms used herein.

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PERFORMANCE

Dividend Capital Diversified Property Fund Inc. is a daily NAV-based REIT and has invested in a diverse portfolio of real property and real estate related investments. As used herein, “the Portfolio,” “we,” “our” and “us” refer to Dividend Capital Diversified Property Fund Inc. and its consolidated subsidiaries and partnerships except where the context otherwise requires.

Quarter Highlights

•	Total return of 2.54% for the quarter; 8.48% for the last 12 months

•	Acquired two Class A office buildings in the Cherry Creek submarket of Denver, Colorado

•	Reported percentage leased of 92.8% as of September 30, 2014

•	Paid weighted-average distribution of $0.0872/share

Shareholder Returns
	Q3 2014	Year-to-Date	1-Year	Since Inception (9/30/12) – Annualized(6)
Distribution returns(3)(4)	1.25%	3.87%	5.25%	5.34%
Net change in NAV, per share(4)	1.28%	2.25%	3.23%	3.31%
Total return(4)(5)	2.54%	6.12%	8.48%	8.65%

Key Statistics
As of September 30, 2014
Fair Value(1) of Real Estate Investments	$2,546 million
Number of Properties	69
Number of Markets	24
Total Square Feet	12 million
Number of Tenants	Approximately 450
Percentage Leased	92.8%
Debt to Fair Value of Real Estate Investments	46.7%

(1)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2013 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 23. For a description of key assumptions used in calculating the value of our real properties as of September 30, 2014, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q.
(2)	In addition to the markets shown, we had real property investments, each accounting for 1% or less of the total fair value of our real property portfolio, in the following markets: Central Kentucky, Cleveland, OH, Fayetteville, AR, Jacksonville, FL, Louisville, KY, Minneapolis/St. Paul, MN, Pittsburgh, PA, and San Antonio, TX.
(3)	Represents the compounded return realized from reinvested distributions before class specific expenses. We pay our dealer manager (1) a dealer manager fee equal to 1/365th of 0.60% of our NAV per share for Class A shares and Class W shares for each day, (2) a dealer manager fee equal to 1/365th of 0.10% of our NAV per share for Class I shares for each day and (3) for Class A shares only, a distribution fee equal to 1/365th of 0.50% of our NAV per share for Class A shares for each day.
(4)	Excludes the impact of up-front commissions paid with respect to certain Class A shares. We pay selling commissions on Class A shares sold in the primary offering of up to 3.0% of the NAV per share, which may be higher or lower due to rounding. Selling commissions may be reduced or eliminated to or for the account of certain categories of purchasers.
(5)	Total return represents the compound annual rate of return assuming reinvestment of all dividend distributions. Past performance is not a guarantee of future results.
(6)	Q4 2012 represents the first full quarter for which we have complete NAV return data. As such, we use 9/30/12 as “inception” for the purpose of calculating cumulative returns since inception.

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NET ASSET VALUE

The following table sets forth the components of NAV for the Portfolio as of the end of each of the five quarters ending September 30, 2014, as determined in accordance with our valuation procedures. As used below, “Fund Interests” means our Class E shares, Class A shares, Class W shares, and Class I shares, along with the Class E OP Units held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests (amounts in thousands except per share information).

	As of
	September 30, 2014 (1)	June 30, 2014 (2)	March 31, 2014 (3)	December 31, 2013 (4)	September 30, 2013 (5)
Real properties:
Office	$1,442,900	$1,354,250	$1,355,230	$1,378,080	$1,278,930
Industrial	263,150	261,700	261,900	430,770	421,700
Retail	745,155	743,465	715,225	716,525	713,315

Total real properties	2,451,205	2,359,415	2,332,355	2,525,375	2,413,945
Debt related investments	94,673	94,414	94,180	123,935	127,055
Cash and other assets, net of other liabilities	663	7,036	77,452	3,904	21,132
Debt obligations	(1,182,819)	(1,139,657)	(1,182,210)	(1,325,286)	(1,240,881)
Outside investors’ interests	(10,310)	(10,570)	(10,512)	(16,004)	(15,751)

Aggregate Fund NAV	$1,353,412	$1,310,638	$1,311,265	$1,311,924	$1,305,500
Total Fund Interests outstanding	190,967	187,310	188,318	189,280	190,163
NAV per Fund Interest	$7.09	$7.00	$6.96	$6.93	$6.87

(1)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the period ended September 30, 2014, filed with the Securities and Exchange Commission on November 12, 2014.
(2)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed with the Securities and Exchange Commission on August 12, 2014.
(3)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed with the Securities and Exchange Commission on May 13, 2014.
(4)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in Part II, Item 5 of our 2013 Annual Report on Form 10-K.
(5)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the period ended September 30, 2013, filed with the Securities and Exchange Commission on November 12, 203.

When the fair value of our real estate assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. In the determination of our NAV, the value of certain of our assets and liabilities are generally determined based on their carrying amounts under GAAP; however, those principles are generally based upon historic cost and therefore may not be determined in accordance with ASC Topic 820. Readers should refer to our audited financial statements for our net book value determined in accordance with accounting principles generally accepted in the United States (“GAAP”) from which one can derive our net book value per share by dividing our stockholders’ equity by shares of our common stock outstanding as of the date of measurement.

Our valuation procedures, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with GAAP, involve adjustments from historical cost. There are certain factors which cause NAV to be different from net book value on a GAAP basis. Most significantly, the valuation of our real estate assets, which is the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a daily basis. For GAAP purposes, these assets are generally recorded at depreciated or amortized cost. Other examples that will cause our NAV to differ from our GAAP net book value include the straight-lining of rent, which results in a receivable for GAAP purposes that is not included in the determination of our NAV, and, for purposes of determining our NAV, the assumption of a value of zero in certain instances where the balance of a loan exceeds the value of the underlying real estate properties, where GAAP net book value would reflect a negative equity value for such real estate properties, even if such loans are non-recourse. Third party appraisers may value our individual real estate assets using appraisal standards that deviate from market value standards under GAAP. The use of such appraisal standards may cause our NAV to deviate from GAAP fair value principles. We did not develop our valuation procedures with the intention of complying with fair value concepts under GAAP and, therefore, there could be differences between our fair values and the fair values derived from the principal market or most advantageous market concepts of establishing fair value under GAAP.

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NET ASSET VALUE (continued)

The following table sets forth the quarterly changes to the components of NAV for the Portfolio, for each of the most recent four quarters, for the twelve month period ended September 30, 2014, and for the nine month period ended September 30, 2014 (amounts in thousands, except per share information):

	Three Months Ended				Previous Four Quarters	Nine Months Ended September 30, 2014
	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014
NAV as of beginning of period	$1,305,500	$1,311,924	$1,311,265	$1,310,638	$1,305,500	$1,311,924
Fund level changes to NAV
Realized/unrealized gains (losses) on net assets	9,615	2,821	3,745	14,391	30,572	20,957
Income accrual	23,564	23,612	23,266	23,733	94,175	70,611
Net dividend accrual	(16,697)	(16,607)	(16,620)	(16,698)	(66,622)	(49,925)
Advisory fee	(3,806)	(3,743)	(3,802)	(3,901)	(15,252)	(11,446)
Performance based fee	(52)	(19)	(1)	(189)	(261)	(209)
Class specific changes to NAV
Dealer Manager fee	(9)	(14)	(23)	(37)	(83)	(74)
Distribution fee	(1)	(3)	(7)	(8)	(19)	(18)

NAV as of end of period before share sale/redemption activity	$1,318,114	$1,317,971	$1,317,823	$1,327,929	$1,348,010	$1,341,820
Share sale/redemption activity
Shares sold	8,782	9,249	30,715	44,429	93,175	84,393
Shares redeemed	(14,972)	(15,955)	(37,900)	(18,946)	(87,773)	(72,801)

NAV as of end of period	$1,311,924	$1,311,265	$1,310,638	$1,353,412	$1,353,412	$1,353,412

Shares outstanding beginning of period	190,163	189,280	188,318	187,310	190,163	189,280
Shares sold	1,278	1,332	4,409	6,332	13,351	12,073
Shares redeemed	(2,161)	(2,294)	(5,417)	(2,675)	(12,547)	(10,386)

Shares outstanding end of period	189,280	188,318	187,310	190,967	190,967	190,967
NAV per share as of beginning of period	$6.87	$6.93	$6.96	$7.00	$6.87	$6.93
Change in NAV per share	0.06	0.03	0.04	0.09	0.22	0.16

NAV per share as of end of period	$6.93	$6.96	$7.00	$7.09	$7.09	$7.09

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to redeem shares under our share redemption programs and our ability to suspend or terminate our share redemption programs at any time. Our NAV does not consider exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Please note that our NAV is not a representation, warranty or guarantee that: (1) we would fully realize our NAV upon a sale of our assets; (2) shares of our common stock would trade at our per share NAV on a national securities exchange; or (3) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

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FINANCIAL HIGHLIGHTS

Amounts in thousands, except per share information and percentages.

	As of or for the Three Months Ended					As of or For the Nine Months Ended
Selected Operating Data (as adjusted) (1)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
Total revenues	$58,591	$56,814	$58,068	$60,288	$60,490	$173,473	$196,513
Net income (loss)	(7,514)	3,816	31,988	(1,452)	45,331	28,292	57,926
Portfolio Statistics
Operating properties	69	68	68	82	82	69	82
Square feet	12,000	11,732	11,652	15,250	15,077	12,000	15,077
Percentage leased at end of period	92.8%	92.6%	92.2%	93.6%	95.9%	92.8%	95.9%
Earnings Per Share
Net (loss) income per share	$(0.04)	$0.02	$0.15	$(0.02)	$0.24	$0.13	$0.31
Funds from Operations (“FFO”) per share (2)	$0.12	$0.12	$0.11	$0.11	$0.12	$0.36	$0.37
Company-defined FFO per share (2)	$0.13	$0.12	$0.11	$0.12	$0.12	$0.36	$0.37
Weighted average number of common shares outstanding — basic	178,729	177,529	176,873	177,548	178,201	177,717	178,415
Weighted average number of common shares outstanding — diluted	191,422	190,386	189,993	190,942	191,783	190,605	192,263
Net Asset Value (“NAV”) (3)
NAV per share at the end of period	$7.09	$7.00	$6.96	$6.93	$6.87	$7.09	$6.87
High NAV per share during period	$7.09	$7.00	$6.96	$6.93	$6.89	$7.09	$6.89
Low NAV per share during period	$7.00	$6.96	$6.93	$6.84	$6.83	$6.93	$6.71
Weighted average distributions per share	$0.0872	$0.0873	$0.0874	$0.0874	$0.0875	$0.2620	$0.2625
Weighted average closing dividend yield - annualized	4.92%	4.99%	5.02%	5.05%	5.10%	4.93%	5.10%
Weighted average total return for the period	2.53%	1.75%	1.72%	2.24%	1.72%	6.11%	6.37%
Aggregate fund NAV at end of period	$1,353,412	$1,310,638	$1,311,265	$1,311,924	$1,305,500	$1,353,412	$1,305,500
Consolidated Debt
Leverage (4)	47%	47%	49%	50%	49%	47%	49%
Secured borrowings	$871,230	$875,968	$918,716	$1,023,472	$969,265	$871,230	$969,265
Secured borrowings as % of total borrowings	73%	76%	77%	77%	78%	73%	78%
Unsecured borrowings	$317,500	$270,000	$270,000	$300,000	$270,000	$317,500	$270,000
Unsecured borrowings as % of total borrowings	27%	24%	23%	23%	22%	27%	22%
Fixed rate borrowings (5)	$1,062,890	$1,067,538	$1,110,196	$1,214,892	$1,060,505	$1,062,890	$1,060,505
Fixed rate borrowings as % of total borrowings	89%	93%	93%	92%	86%	89%	86%
Floating rate borrowings	$125,840	$78,430	$78,520	$108,580	$178,760	$125,840	$178,760
Floating rate borrowings as % of total borrowings	11%	7%	7%	8%	14%	11%	14%
Total borrowings	$1,188,730	$1,145,968	$1,188,716	$1,323,472	$1,239,265	$1,188,730	$1,239,265

(1)	Operating data in this table and throughout this documented are presented inclusive of amounts relating to real properties that have been disposed of or classified as held for sale at the end of the period, and in certain cases, reclassified as discontinued operations in our GAAP financial statements. Certain asset and liability amounts in this table and throughout this document are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements.
(2)	For a reconciliation of FFO and Company-Defined FFO to GAAP net income, see section titled “Funds from Operations” beginning on page 10.
(3)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2013 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 23. For a description of key assumptions used in calculating the value of our real properties as of September 30, 2014, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q.
(4)	Leverage presented represents our total borrowings, calculated on a GAAP basis, divided by the fair value of our real property and debt investments.
(5)	Fixed rate borrowings presented includes floating rate borrowings that are effectively fixed by a derivative instrument such as a swap through maturity or substantially through maturity.

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PORTFOLIO PROFILE

The following table presents information about the operating results and fair value of our real property and debt investment portfolios as of or for the three months ended September 30, 2014 (dollar and square footage amount in thousands).

	Real Properties (1)				Debt Related Investments, Net
As of or for the three months ended September 30, 2014	Total	Office	Industrial	Retail		Grand Total
Number of investments	69	25	13	31	11	80
Square footage	12,000	5,230	3,670	3,100	N/A	12,000
Percentage leased at period end	92.8%	94.8%	87.9%	95.2%	N/A	92.8%
Net operating income (“NOI”)(2)	$43,989	$26,608	$5,220	$12,161	$1,798	$45,787
Segment as % of total NOI	96.1%	58.1%	11.4%	26.6%	3.9%	100.0%
NOI — cash basis (3)	$42,649	$26,935	$4,186	$11,528	$1,798	$44,447
Fair Value (4)	$2,451,205	$1,442,900	$263,150	$745,155	$94,673	$2,545,878
Segment as % of total Fair Value	96.3%	56.7%	10.3%	29.3%	3.7%	100.0%

(1)	“As of” information includes all real properties that we owned as of September 30, 2014. Operations information provided here and throughout this document is presented inclusive of amounts related to properties that have been disposed of as of September 30, 2014, including amounts that are classified within discontinued operations in our 2013 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
(2)	For a reconciliation of NOI to GAAP net income, see section titled “Results of Operations” beginning on page 12.
(3)	For a reconciliation of NOI – Cash Basis to NOI and to GAAP net income, see section titled “Results of Operations” beginning on page 12.
(4)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2013 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 23. For a description of key assumptions used in calculating the value of our real properties as of September 30, 2014, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q.

As of September 30, 2014, our real property investments were geographically diversified across 24 markets throughout the United States. Our debt related investments are located in six additional markets resulting in a combined portfolio allocation across 30 markets.

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BALANCE SHEETS

The following table presents our consolidated balance sheets, as adjusted, as of the end of each of the five quarters ended September 30, 2014. Certain asset and liability amounts in this table are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements (dollar amounts in thousands):

	As of
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
ASSETS
Investments in real property	$2,450,058	$2,376,245	$2,352,401	$2,570,480	$2,463,767
Accumulated depreciation and amortization	(512,427)	(489,273)	(469,466)	(502,847)	(481,521)

Total net investments in real property	1,937,631	1,886,972	1,882,935	2,067,633	1,982,246
Debt related investments, net	94,673	94,414	94,180	123,935	127,055

Total net investments	2,032,304	1,981,386	1,977,115	2,191,568	2,109,301
Cash and cash equivalents	27,814	52,880	81,292	24,778	40,003
Restricted cash	25,784	25,212	35,209	25,556	27,410
Other assets, net	62,271	60,345	67,856	63,507	62,603

Total Assets	$2,148,173	$2,119,823	$2,161,472	$2,305,409	$2,239,317

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes and other secured borrowings	$871,230	$875,968	$918,716	$1,023,472	$969,265
Unsecured borrowings	317,500	270,000	270,000	300,000	270,000
Intangible lease liabilities, net	78,545	74,393	72,389	77,549	77,833
Other liabilities	101,657	117,322	93,724	99,377	94,466

Total Liabilities	1,368,932	1,337,683	1,354,829	1,500,398	1,411,564
Equity:
Stockholders’ equity:
Common stock	1,787	1,746	1,755	1,760	1,767
Additional paid-in capital	1,589,520	1,566,332	1,576,970	1,582,886	1,588,760
Distributions in excess of earnings	(883,418)	(860,790)	(848,768)	(860,747)	(843,855)
Accumulated other comprehensive loss	(9,515)	(10,672)	(10,586)	(10,794)	(12,893)

Total stockholders’ equity	698,374	696,616	719,371	713,105	733,779
Noncontrolling interests	80,867	85,524	87,272	91,906	93,974

Total Equity	779,241	782,140	806,643	805,011	827,753

Total Liabilities and Equity	$2,148,173	$2,119,823	$2,161,472	$2,305,409	$2,239,317

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STATEMENTS OF OPERATIONS

The following table presents our condensed consolidated statements of operations, as adjusted, for each of the five quarters ended September 30, 2014, and for the nine month periods ended September 30, 2014 and 2013. Operating data in this table are presented inclusive of amounts relating to real properties that have been reclassified as discontinued operations in our GAAP financial statements (amounts in thousands, except per share data):

	Three Months Ended					Nine Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
REVENUE:
Rental revenue	$56,793	$55,054	$56,055	$57,498	$58,181	$167,902	$188,854
Debt related income	1,798	1,760	2,013	2,790	2,309	5,571	7,659

Total Revenue	58,591	56,814	58,068	60,288	60,490	173,473	196,513
EXPENSES:
Rental expense	12,804	11,770	13,714	13,048	12,363	38,288	44,643
Real estate depreciation and amortization expense	21,918	22,213	22,350	25,093	24,285	66,481	83,098
General and administrative expenses	2,739	3,125	2,819	2,886	2,211	8,682	7,087
Advisory fees, related party	4,083	3,853	3,743	3,898	3,813	11,678	11,221
Acquisition-related expenses	214	252	—	337	—	466	—
Impairment of real estate property	9,500	—	—	2,600	—	9,500	—

Total Operating Expenses	51,258	41,213	42,626	47,862	42,672	135,095	146,049
Other Income (Expenses):
Interest and other income (expense)	429	334	(81)	111	(376)	683	(337)
Interest expense	(15,276)	(15,105)	(16,465)	(17,761)	(17,603)	(46,846)	(60,228)
Loss on extinguishment of debt and financing commitments	—	—	(63)	(1,808)	(4)	(63)	(699)
Gain on sale of real property	—	2,986	33,155	5,580	45,496	36,140	68,726

Net (Loss) Income	(7,514)	3,816	31,988	(1,452)	45,331	28,292	57,926
Net loss (income) attributable to noncontrolling interests	475	(330)	(4,550)	85	(3,257)	(4,405)	(4,087)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,039)	$3,486	$27,438	$(1,367)	$42,074	$23,887	$53,839

NET (LOSS) INCOME PER BASIC AND DILUTED COMMON SHARE	$(0.04)	$0.02	$0.15	$(0.02)	$0.24	$0.13	$0.31

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	178,729	177,529	176,873	177,548	178,201	177,717	178,415

Diluted	191,422	190,386	189,993	190,942	191,783	190,605	192,263

Weighted average distributions declared per common share	$0.0872	$0.0873	$0.0874	$0.0874	$0.0875	$0.2620	$0.2625

Page  |  9

FUNDS FROM OPERATIONS

The following tables present NAREIT-Defined Funds From Operations (“FFO”) and Company-defined FFO for each of the five quarters ended September 30, 2014, and for the nine month periods ended September 30, 2014 and 2013. Operating data in these tables are presented inclusive of amounts relating to real properties that have been disposed or classified as held for sale at the end of the period and reclassified as discontinued operations in our GAAP financial statements (amounts in thousands except for per share amounts and percentages):

	Three Months Ended					Nine Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
Reconciliation of net earnings to FFO:
Net (loss) income attributable to common stockholders	$(7,039)	$3,486	$27,438	$(1,367)	$42,074	$23,887	$53,839
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	21,918	22,213	22,350	25,093	24,285	66,481	83,098
Gain on disposition of real property	—	(2,986)	(33,155)	(5,580)	(45,496)	(36,140)	(68,726)
Impairment of real property	9,500	—	—	2,600	—	9,500	—
Noncontrolling interests’ share of adjustments	(2,187)	(1,399)	2,989	(1,772)	1,281	(597)	(1,965)

FFO attributable to common shares-basic	22,192	21,314	19,622	18,974	22,144	63,131	66,246
FFO attributable to dilutive OP units	1,576	1,544	1,456	1,431	1,688	4,575	5,143

FFO attributable to common shares-diluted	$23,768	$22,858	$21,078	$20,405	$23,832	$67,706	$71,389

FFO per share-basic and diluted	$0.12	$0.12	$0.11	$0.11	$0.12	$0.36	$0.37

FFO payout ratio	70%	73%	79%	82%	70%	74%	71%
Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$22,192	$21,314	$19,622	$18,974	$22,144	$63,131	$66,246
Add (deduct) our adjustments:
Acquisition-related expenses	214	252	—	337	—	466	—
Loss on extinguishment of debt and financing commitments	—	—	63	1,808	4	63	699
Noncontrolling interests’ share of our adjustments	(14)	(17)	(4)	(150)	—	(35)	(51)

Company-Defined FFO attributable to common shares-basic	22,392	21,549	19,681	20,969	22,148	63,625	66,894
Company-Defined FFO attributable to dilutive OP units	1,590	1,561	1,460	1,582	1,688	4,611	5,194

Company-Defined FFO attributable to common shares-diluted	$23,982	$23,110	$21,141	$22,551	$23,836	$68,236	$72,088

Company-Defined FFO per share-basic and diluted	$0.13	$0.12	$0.11	$0.12	$0.12	$0.36	$0.37

Weighted average number of shares outstanding
Basic	178,729	177,529	176,873	177,548	178,201	177,717	178,415

Diluted	191,422	190,386	189,993	190,942	191,783	190,605	192,263

Page  |  10

FUNDS FROM OPERATIONS (continued)

The following table presents certain other supplemental information for each of the five quarters ended September 30, 2014, and for the nine month periods ended September 30, 2014 and 2013 (Amounts in thousands):

	Three Months Ended					Nine Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
Other Supplemental Information
Capital Expenditures Summary
Recurring capital expenditures	$2,501	$1,597	$3,789	$6,980	$4,416	$7,887	$14,192
Non-recurring capital improvements	284	1,401	210	1,177	964	1,895	2,882

Total Capital Expenditures	2,785	2,998	3,999	8,157	5,380	9,782	17,074
Other non-cash adjustments
Straight-line rent (increase) to rental revenue	(1,150)	(485)	(1,305)	(1,497)	(1,640)	(2,939)	(7,367)
Amortization of above- and below- market rent decrease (increase) to rental revenue	(124)	152	(108)	(21)	37	(80)	(223)
Amortization of loan costs and hedges - increase to interest expense	1,205	1,192	1,208	1,202	1,233	3,605	4,051
Amortization of mark-to-market adjustments on borrowings - (decrease) increase to interest expense	(276)	(283)	100	338	343	(459)	1,010

Total other non-cash adjustments	$(345)	$576	$(105)	$22	$(27)	$127	$(2,529)

Page  |  11

RESULTS OF OPERATIONS

The following tables present revenue and net operating income (“NOI”) of our four operating segments, as adjusted, for each of the five quarters ending September 30, 2014, and for the nine month periods ended September 30, 2014 and 2013. Our same store portfolio includes all operating properties owned for the entirety of all periods presented, and includes 66 properties acquired prior to January 1, 2013, and owned through September 30, 2014, comprising approximately 11.3 million square feet. (amounts in thousands):

	Three Months Ended					Nine Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
Revenue:
Same store real property:
Office	$31,461	$31,107	$31,029	$30,359	$30,414	$93,597	$88,959
Industrial	5,825	6,035	5,814	6,222	6,512	17,674	19,886
Retail	14,836	14,863	15,006	14,509	14,274	44,705	42,483

Total same store real property revenue	52,122	52,005	51,849	51,090	51,200	155,976	151,328
2013/2014 Acquisitions/Dispositions	4,671	3,049	4,206	6,408	6,981	11,926	37,526
Debt related investments	1,798	1,760	2,013	2,790	2,309	5,571	7,659

Total	$58,591	$56,814	$58,068	$60,288	$60,490	$173,473	$196,513

NOI:
Same store real property:
Office	$24,278	$24,452	$23,523	$23,518	$23,631	$72,254	$69,345
Industrial	5,220	5,416	4,986	5,590	5,875	15,622	18,303
Retail	11,631	11,745	11,429	11,056	11,207	34,805	32,875

Total same store real property NOI	41,129	41,613	39,938	40,164	40,713	122,681	120,523
2013/2014 Acquisitions/Dispositions	2,860	1,671	2,403	4,286	5,105	6,933	23,688
Debt related investments	1,798	1,760	2,013	2,790	2,309	5,571	7,659

Total	$45,787	$45,044	$44,354	$47,240	$48,127	$135,185	$151,870

NOI — cash basis:
Same store real property:
Office	$25,191	$25,594	$23,959	$23,349	$23,610	$74,744	$68,508
Industrial	4,186	4,770	4,238	4,971	5,620	13,194	16,947
Retail	11,056	11,108	10,805	10,473	10,524	32,969	31,064

Total same store real property NOI — cash basis	40,433	41,472	39,002	38,793	39,754	120,907	116,519
2013/2014 Acquisitions/Dispositions	2,216	1,414	1,837	4,053	4,381	5,467	19,990
Debt related investments	1,798	1,760	2,013	2,790	2,309	5,571	7,659

Total	$44,447	$44,646	$42,852	$45,636	$46,444	$131,945	$144,168

Page  |  12

RESULTS OF OPERATIONS (continued)

The following tables present a reconciliation of NOI – Cash Basis and NOI of our four operating segments, as adjusted, to GAAP net income attributable to common stockholders for each of the five quarters ending September 30, 2014, and for the nine month periods ended September 30, 2014 and 2013 (amounts in thousands):

	Three Months Ended					Nine Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
NOI — cash basis	$44,447	$44,646	$42,852	$45,636	$46,444	$131,945	$144,168
Straight line rent	1,150	485	1,305	1,497	1,640	2,939	7,367
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	190	(87)	197	107	43	301	335

NOI	$45,787	$45,044	$44,354	$47,240	$48,127	$135,185	$151,870
Real estate depreciation and amortization expense	(21,918)	(22,213)	(22,350)	(25,093)	(24,285)	(66,481)	(83,098)
General and administrative expenses	(2,739)	(3,125)	(2,819)	(2,886)	(2,211)	(8,682)	(7,087)
Advisory fees, related party	(4,083)	(3,853)	(3,743)	(3,898)	(3,813)	(11,678)	(11,221)
Acquisition-related expenses	(214)	(252)	—	(337)	—	(466)	—
Impairment of real estate property	(9,500)	—	—	(2,600)	—	(9,500)	—
Interest and other income	429	334	(81)	111	(376)	683	(337)
Interest expense	(15,276)	(15,105)	(16,465)	(17,761)	(17,603)	(46,846)	(60,228)
Loss on extinguishment of debt and financing commitments	—	—	(63)	(1,808)	(4)	(63)	(699)
Gain on sale of real property	—	2,986	33,155	5,580	45,496	36,140	68,726
Net (income) loss attributable to noncontrolling interests	475	(330)	(4,550)	85	(3,257)	(4,405)	(4,087)

Net (loss) income attributable to common stockholders	$(7,039)	$3,486	$27,438	$(1,367)	$42,074	$23,887	$53,839

The following tables present details regarding our capital expenditures for each of the five quarters ending September 30, 2014, and for the nine month periods ended September 30, 2014 and 2013 (amounts in thousands):

	Three Months Ended					Nine Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
Recurring Capital Expenditures:
Land and building improvements	$311	$546	$1,056	$1,140	$2,385	$1,913	$3,688
Tenant improvements	1,045	406	1,770	3,828	1,215	3,221	3,979
Leasing costs	1,145	645	963	2,012	816	2,753	6,525

Total recurring capital expenditures	$2,501	$1,597	$3,789	$6,980	$4,416	$7,887	$14,192
Non-recurring Capital Expenditures:
Land and building improvements	$94	$19	$22	$201	$418	$135	$1,353
Tenant improvements	149	1,113	9	872	145	1,271	831
Leasing costs	41	269	179	104	401	489	698

Total non-recurring capital expenditures	$284	$1,401	$210	$1,177	$964	$1,895	$2,882

Page  |  13

FINANCE & CAPITAL

The following table describes certain information about our capital structure. Amounts reported as financing capital and our joint venture partners’ interests are presented on a GAAP basis. Amounts reported as equity capital other than our joint venture partners’ interests are presented based on the NAV as of September 30, 2014 (shares and dollar amounts other than price per share / unit in thousands).

FINANCING:				As of September 30, 2014
Mortgage notes and other secured borrowings				$871,230
Unsecured borrowings				317,500
Financing obligations				17,947

Total Financing				$1,206,677

EQUITY:	Shares / Units	Percentage of aggregate Shares and Units outstanding	NAV Per Share / Unit	Value
Class E Common Stock	164,359	86.1%	$7.09	$1,164,842
Class A Common Stock	987	0.5%	7.09	6,990
Class W Common Stock	767	0.4%	7.09	5,430
Class I Common Stock	12,616	6.6%	7.09	89,415
Class E OP Units	12,238	6.4%	7.09	86,735

Total/Weighted Average	190,967	100.0%	7.09	$1,353,412
Joint venture partners’ noncontrolling interests				2,453

Total Equity				1,355,865

TOTAL CAPITALIZATION				$2,562,542

Page  |  14

FINANCE & CAPITAL (continued)

The following table presents a summary of our borrowings as of September 30, 2014 (dollar amounts in thousands):

	Weighted Average Stated Interest Rate	Outstanding Balance	Gross Investment Amount Securing Borrowings (1)
Fixed rate mortgages	5.8%	$825,589	$1,640,386
Floating rate mortgages	3.2%	8,340	15,916

Total mortgage notes	5.8%	833,929	1,656,302
Repurchase facilities (2)	2.8%	37,301	51,594

Total secured borrowings	5.6%	871,230	1,707,896

Line of credit	1.8%	47,500	N/A
Term loan (2)	2.1%	270,000	N/A

Total unsecured borrowings	2.0%	317,500	N/A

Total borrowings	4.7%	$1,188,730	$1,707,896

(1)	“Gross Investment Amount” as used here and throughout this document represents the allocated gross basis of real property, calculated in accordance with GAAP, inclusive of the effect of gross intangible lease liabilities totaling approximately $115.0 million and before accumulated depreciation and amortization of approximately $512.4 million as of September 30, 2014.
(2)	100% of our repurchase facility (“Repo”) borrowings and $200.0 million of our term loan borrowings are effectively fixed by the use of a fixed-for-floating rate swap instrument as of September 30, 2014. The stated interest rates disclosed above include the impact of these swaps.

The following table presents a summary of our covenants and our actual results as of September 30, 2014:

		Actual as of:
Portfolio-Level Covenants:	Covenant	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Leverage	< 60%	46.5%	45.4%	47.6%	49.8%	48.2%
Fixed Charge Coverage	> 1.50	2.09	2.00	1.91	1.96	1.98
Secured Indebtedness	< 55%	33.6%	34.2%	36.3%	38.0%	37.2%
Unencumbered Pool Covenants:
Unencumbered Debt Yield	> 11%	18.4%	21.6%	17.6%	16.2%	18.6%
Leverage	< 60%	40.8%	33.5%	38.7%	46.2%	38.7%

Page  |  15

FINANCE & CAPITAL (continued)

The following table presents a detailed analysis of our borrowings outstanding as of September 30, 2014 (dollar amounts in thousands).

	As of September 30, 2014
Borrowings	Principal Balance	Secured / Unsecured	Maturity Date	Extension Options	% of Total Borrowings	Fixed or Floating Interest Rate		Current Interest Rate
Repurchase Facility	$37,301	Secured	5/30/2015	2 -1 Year	3.1%	Floating	(1)	2.84%
Orleans & Whitman	21,236	Secured	7/1/2015	None	1.8%	Fixed		6.02%
Campus Road Office Center	33,797	Secured	7/10/2015	None	2.8%	Fixed		4.75%
Preston Sherry Plaza	22,555	Secured	9/1/2015	None	1.9%	Fixed		5.85%
Mansfield	8,427	Secured	10/1/2015	None	0.7%	Fixed		6.03%

Total 2015	123,316				10.4%			4.68%
Abington	4,761	Secured	1/1/2016	None	0.4%	Fixed		6.75%
Hyannis	4,714	Secured	1/1/2016	None	0.4%	Fixed		6.75%
Austin-Mueller Health Center (Seton)	18,529	Secured	1/1/2016	None	1.6%	Fixed		7.50%
40 Boulevard	8,340	Secured	1/24/2016	None	0.7%	Floating		3.16%
Line of Credit	47,500	Unsecured	1/31/2016	2 -1 Year	4.0%	Floating		1.75%
DeGuigne	7,240	Secured	2/1/2016	None	0.6%	Fixed		7.78%
Washington Commons	21,300	Secured	2/1/2016	None	1.8%	Fixed		5.94%
1300 Connecticut	34,242	Secured	4/10/2016	None	2.9%	Fixed		7.25%
1300 Connecticut B Note	11,684	Secured	4/10/2016	None	1.0%	Fixed		5.53%
Riverport Industrial Portfolio	8,197	Secured	4/1/2016	None	0.7%	Fixed		7.38%
655 Montgomery	57,218	Secured	6/11/2016	None	4.8%	Fixed		6.01%
Jay Street	23,500	Secured	7/11/2016	None	2.0%	Fixed		6.05%
Bala Pointe	24,000	Secured	9/1/2016	None	2.0%	Fixed		5.89%
Lundy Avenue (2)	13,579	Secured	11/8/2016	None	1.1%	Fixed		5.60%
Harborside	111,825	Secured	12/10/2016	2 -1 Year	9.4%	Fixed		5.50%

Total 2016	396,629				33.4%			5.51%
Shiloh Road	22,700	Secured	1/8/2017	None	1.9%	Fixed		5.57%
Bandera Road	21,500	Secured	2/8/2017	None	1.8%	Fixed		5.46%
Eastern Retail Portfolio	110,000	Secured	6/11/2017	None	9.3%	Fixed		5.51%
Wareham	24,400	Secured	8/8/2017	None	2.1%	Fixed		6.13%
Kingston	10,574	Secured	11/1/2017	None	0.9%	Fixed		6.33%
Sandwich	15,825	Secured	11/1/2017	None	1.3%	Fixed		6.33%

Total 2017	204,999				17.2%			5.69%
Term Loan	270,000	Unsecured	1/31/2018	None	22.7%	Floating	(1)	2.06%
NOIP Fixed	174,270	Secured	7/1/2020	None	14.7%	Fixed		5.46%
Norwell	5,675	Secured	10/1/2022	None	0.5%	Fixed		6.76%
Harwich	5,693	Secured	9/1/2028	None	0.5%	Fixed		5.24%
New Bedford	8,000	Secured	12/1/2029	None	0.7%	Fixed		5.91%

Total 2018 - 2029	463,638				39.0%			3.50%

Total borrowings	1,188,582				100.0%			4.67%

Add: mark-to-market adjustment on assumed debt	2,237
Less: GAAP principal amortization on restructured debt	(2,089)

Total Borrowings (GAAP basis)	$1,188,730

(1)	100% of our Repo borrowings and $200.0 million of our term loan borrowings are effectively fixed by the use of a fixed-for-floating rate swap instrument as of September 30, 2014. The stated interest rates disclosed above include the impact of these swaps.
(2)	Subsequent to September 30, 2014, we disposed of the property securing the Lundy Avenue mortgage via a foreclosure sale, resulting in the cancellation of the related principal balance.

Page  |  16

REAL PROPERTIES

The following table describes our operating property portfolio as of September 30, 2014 (dollar and square feet amounts in thousands):

Market	Number of Properties	Gross Investment Amount	Net Rentable Square Feet	Secured Indebtedness (1)	% of Gross Investment Amount	% of Total Net Rentable Square Feet	% Leased (2)
Office Properties:
Washington, DC	3	$282,752	878	$59,759	11.5%	7.3%	99.5%
Northern New Jersey	2	249,724	807	127,992	10.2%	6.7%	100.0%
East Bay, CA	1	145,242	405	—	5.9%	3.4%	100.0%
Dallas, TX	3	118,423	619	46,167	4.8%	5.2%	94.0%
San Francisco, CA	1	118,012	269	57,218	4.8%	2.2%	91.1%
Denver, CO	2	98,241	395	—	4.0%	3.3%	96.1%
Los Angeles, CA	3	77,276	450	31,277	3.2%	3.8%	75.3%
Silicon Valley, CA	2	61,591	196	30,740	2.5%	1.6%	84.4%
Princeton, NJ	1	51,163	167	33,797	2.1%	1.4%	100.0%
Miami, FL	1	48,244	240	19,163	2.0%	2.0%	100.0%
Chicago, IL	2	47,024	305	29,640	1.9%	2.5%	86.5%
Austin, TX	1	44,978	156	18,529	1.8%	1.3%	100.0%
Philadelphia, PA	1	41,257	173	24,000	1.7%	1.4%	95.7%
Minneapolis/St Paul, MN	1	29,447	107	—	1.2%	0.9%	100.0%
Fayetteville, AR	1	11,695	63	—	0.5%	0.5%	100.0%

Total Office: 25 properties, 15 markets with average annual rent of $26.15 per sq. ft.	25	1,425,069	5,230	478,282	58.1%	43.5%	94.8%
Industrial Properties:
Los Angeles, CA	1	78,160	107	16,740	3.2%	0.9%	100.0%
Dallas, TX	2	43,928	568	26,224	1.8%	4.7%	48.9%
Houston, TX	1	41,338	465	18,337	1.7%	3.9%	100.0%
Louisville, KY	4	26,278	736	8,197	1.1%	6.1%	92.9%
Central Kentucky	1	26,240	727	11,454	1.1%	6.1%	100.0%
Cleveland, OH	1	23,805	230	8,590	1.0%	1.9%	100.0%
Chicago, IL	1	20,660	575	8,810	0.8%	4.8%	100.0%
Silicon Valley, CA	1	19,002	177	13,579	0.8%	1.5%	41.3%
Denver, CO	1	6,232	85	2,764	0.3%	0.7%	100.0%

Total Industrial: 13 properties, nine markets with average annual rent of $5.77 per sq. ft.	13	285,643	3,670	114,695	11.8%	30.6%	87.9%
Retail Properties:
Boston, MA	25	460,313	1,962	109,304	18.7%	16.4%	94.0%
Philadelphia, PA	1	104,653	426	67,800	4.3%	3.6%	100.0%
Washington, DC	1	62,516	233	—	2.6%	1.9%	98.4%
Raleigh, NC	1	45,277	142	26,200	1.8%	1.2%	100.0%
San Antonio, TX	1	32,065	161	21,500	1.3%	1.3%	89.6%
Jacksonville, FL	1	19,494	73	—	0.8%	0.6%	100.0%
Pittsburgh, PA	1	15,028	103	16,000	0.6%	0.9%	91.3%

Total Retail: 31 properties, seven markets with average annual rent of $16.15 per sq. ft.	31	739,346	3,100	240,804	30.1%	25.9%	95.2%

Grand Total/Weighted Average	69	$2,450,058	12,000	$833,781	100.0%	100.0%	92.8%

(1)	Secured indebtedness represents the principal balance outstanding and does not include our mark-to-market adjustment on debt or GAAP principal amortization on our troubled debt restructuring.
(2)	Based on executed leases as of September 30, 2014.

Page  |  17

LEASING ACTIVITY

The following graphs highlight our total portfolio and same store portfolio percentage leased at the end of each of the five quarters ended September 30, 2014, by segment and in total:

Page  |  18

LEASING ACTIVITY (continued)

The following table presents our lease expirations, by segment and in total, as of September 30, 2014 (dollars and square feet in thousands):

	Total				Office			Industrial			Retail
Year	Number of Leases Expiring	Annualized Base Rent	% of Total Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet
2014(1)	62	$3,155	1.6%	325	34	$1,487	69	3	$315	157	25	$1,353	99
2015	98	13,714	7.0%	999	57	7,693	490	2	1,464	195	39	4,557	314
2016	73	22,829	11.7%	1,032	45	18,554	698	1	726	121	27	3,549	213
2017	62	44,334	22.6%	1,808	37	36,400	965	3	4,670	602	22	3,264	241
2018	81	9,219	4.7%	398	56	7,389	297	1	39	3	24	1,791	98
2019	94	31,657	16.2%	1,597	59	23,325	969	2	1,143	213	33	7,189	415
2020	49	12,832	6.5%	618	21	4,805	204	—	—	—	28	8,027	414
2021	24	16,686	8.5%	1,754	14	9,778	416	4	4,884	1,251	6	2,024	87
2022	21	8,875	4.5%	515	12	4,418	196	—	—	—	9	4,457	319
2023	20	17,488	8.9%	835	11	13,397	553	—	—	—	9	4,091	282
Thereafter	31	15,209	7.8%	1,255	6	2,444	102	2	5,364	682	23	7,401	471

Total	615	$195,998	100.0%	11,136	352	$129,690	4,959	18	$18,605	3,224	245	$47,703	2,953

(1)	Includes leases that are on a month-to-month basis.

The following table presents our top 10 tenants by annualized base rent and their related industry sector, as of September 30, 2014 (dollars and square feet in thousands):

	Tenant	Locations	Industry Sector	Annualized Base Rent (1)	% of Total Annualized Base Rent	Square Feet	% of Occupied Square Feet
1	Charles Schwab & Co, Inc	1	Securities, Commodities, Fin. Inv./Rel. Activites	$22,992	11.7%	594	5.3%
2	Northrop Grumman	2	Professional, Scientific and Technical Services	17,928	9.2%	699	6.3%
3	Sybase	1	Publishing Information (except Internet)	17,283	8.8%	405	3.6%
4	Stop & Shop	15	Food and Beverage Stores	13,860	7.1%	872	7.8%
5	Nokia Siemens Networks US LLC	1	Telecommunications	5,143	2.6%	294	2.6%
6	CEVA Freight/Logistics	2	Truck Transportation	4,490	2.3%	550	5.0%
7	Novo Nordisk	1	Chemical Manufacturing	4,444	2.3%	167	1.5%
8	Seton Health Care	1	Hospitals	4,339	2.2%	156	1.4%
9	Crawford and Company	1	Insurance Carriers and Related Activities	3,951	2.0%	240	2.2%
10	Shaw’s Supermarket	4	Food and Beverage Stores	3,872	2.0%	240	2.2%

	Total	29		$98,302	50.2%	4,217	37.9%

(1)	Annualized base rent represents the annualized monthly base rent of executed leases as of September 30, 2014.

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LEASING ACTIVITY (continued)

The following series of tables details leasing activity during the four quarters ended September 30, 2014:

Quarter	Number of Leases Signed	Gross Leasable Area (“GLA”) Signed	Average Rent Per Sq. Ft.	Average Growth / Straight Line Rent	Weighted Average Lease term (mos)	Tenant Improvements & Incentives Per Sq. Ft.	Average Free Rent (mos)
Office Comparable (1)
Q3 2014	10	87,176	$25.26	10.8%	94	$18.62	2.0
Q2 2014	11	32,049	18.64	44.4%	53	14.81	1.3
Q1 2014	13	164,869	13.67	-3.3%	40	6.32	0.4
Q4 2013	8	135,245	19.78	13.2%	59	13.45	0.2

Total — twelve months	42	419,339	$19.89	9.3%	58	$11.83	0.7

Industrial Comparable (1)
Q3 2014	3	852,000	$3.25	-4.2%	74	$3.65	1.7
Q2 2014	—	—	—	—	—	—	—
Q1 2014	2	177,965	4.10	25.7%	28	0.46	0.6
Q4 2013	2	576,648	3.34	4.5%	173	1.56	—

Total — twelve months	7	1,606,613	$3.33	1.8%	104	$2.55	1.0

Retail Comparable (1)
Q3 2014	9	32,770	$23.54	7.7%	44	$0.65	—
Q2 2014	15	69,035	21.17	14.0%	62	2.51	—
Q1 2014	13	155,852	18.39	8.8%	61	0.67	—
Q4 2013	11	146,537	13.41	13.1%	59	2.93	0.0

Total — twelve months	48	404,194	$17.39	10.9%	59	$1.80	0.0

Total Comparable Leasing (1)
Q3 2014	22	971,946	$6.13	2.1%	75	$4.90	1.7
Q2 2014	26	101,084	20.45	21.5%	59	6.41	0.4
Q1 2014	28	498,686	13.57	6.3%	42	2.46	0.3
Q4 2013	21	858,430	5.22	10.5%	135	3.67	0.0

Total — twelve months	97	2,430,146	$6.76	7.5%	89	$4.03	0.8

Total Leasing
Q3 2014	31	1,055,135	$6.76		74	$6.32	1.7
Q2 2014	32	113,278	20.49		58	7.68	0.6
Q1 2014	39	623,432	15.89		40	5.63	0.4
Q4 2013	31	1,071,350	5.98		123	5.25	0.5

Total — twelve months	133	2,863,195	$7.64		84	$5.82	0.9

(1)	Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suit occupied by the prior tenant cannot be more or less than 50% different from the size of the new lease’s suite.

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INVESTMENT ACTIVITY

The following tables describes changes in our portfolio from December 31, 2012 through September 30, 2014 (dollars and square feet in thousands):

		Square Feet
Properties and Square Feet Activity	Number of Properties	Total	Office	Industrial	Retail
Properties owned as of
December 31, 2012	94	19,086	7,053	8,965	3,068
2013 Acquisitions	1	269	269	—	—
2013 Dispositions	(13)	(4,111)	(2,192)	(1,919)	—
Building remeasurement and other (1)	—	6	2	—	4

December 31, 2013	82	15,250	5,132	7,046	3,072
Q1 2014 Dispositions	(14)	(3,598)	(102)	(3,386)	(110)
Q2 2014 Acquisitions	1	138	—	—	138
Q2 2014 Dispositions	(1)	(60)	(60)	—	—
Q3 2014 Acquisitions	1	262	262	—	—
Building remeasurement and other (1)	—	8	(2)	10	—

September 30, 2014	69	12,000	5,230	3,670	3,100

(1)	Building remeasurements reflect changes in gross leasable area due to renovations or expansions of existing properties.

Property acquisitions	Location	Acquisition Date	Number of Properties	Purchase Price	Square Feet
2013:
655 Montgomery (1)	San Francisco, CA	11/7/2013	1	$109,710	269
2014:
Durgin Square	Portsmouth, NH	5/28/2014	1	$24,700	138
1st Avenue Plaza	Denver, CO	8/22/2014	1	$75,000	262

(1)	Related to this acquisition, we assumed a mortgage note with an outstanding principal balance of $57.9 million and an estimated fair value of $61.7 million as of the acquisition date.

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INVESTMENT ACTIVITY (continued)

Property dispositions	Segment	Location		Disposition Date	Number of Properties	Sales Price	Square Feet
(dollars and square feet in thousands)
During 2013
Waterview Parkway	Office	Dallas, TX		1/13/2013	1	$8,500	62
Column Loan Portfolio	Industrial	Various	(1)	5/10/2013	7	85,935	1,918
Comerica Bank Tower (2)	Office	Dallas, TX		5/31/2013	1	122,231	1,509
Crown Colony Drive	Office	Boston, MA		6/6/2013	1	25,500	132
Inverness Drive West	Office	Denver, CO		7/31/2013	1	71,000	257
Millennium Drive	Office	Denver, CO		9/13/2013	1	58,100	133
North Fairway Drive	Office	Chicago, IL		10/15/2013	1	18,000	100

Total for the year ended December 31, 2013					13	$389,266	4,111

During the first quarter of 2014
Industrial Portfolio	Industrial	Various	(3)	1/22/2014	12	$175,000	3,387
Cranston	Retail	Boston, MA		2/18/2014	1	6,750	110
Shackleford	Office	Little Rock, AR		2/25/2014	1	19,550	102

Total for the first quarter of 2014					14	$201,300	3,599

During the second quarter of 2014
Shadelands	Office	East Bay, CA		6/13/2014	1	$5,700	60

Total for the second quarter of 2014					1	$5,700	60

(1)	The Column Loan Portfolio comprised seven industrial buildings located in the Atlanta, GA, Central Pennsylvania, Charlotte, NC, Chicago, IL, Philadelphia, PA, and Sacramento, CA markets.
(2)	Sales price for the Comerica Bank Tower property represents our carrying value of the mortgage note on the property. Due to the contractual balance of the mortgage note, we did not receive any proceeds from the sale of Comerica Bank Tower.
(3)	The Industrial Portfolio comprised 12 industrial buildings located in the Atlanta, GA, Cincinnati, OH, Central Pennsylvania, Columbus, OH, Dallas, TX, Indianapolis, IN, and Minneapolis, MN markets.

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DEFINITIONS

This section contains an explanation of certain non-GAAP financial measures we provide in other sections of this document, as well as the reasons why management believes these measures provide useful information to investors about the Company’s financial condition or results of operations. Additional detail can be found in the Portfolio’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time.

2013 Annual Report on Form 10-K

We refer to our Annual Report on Form 10-K for the period ended December 31, 2013, filed with the Securities and Exchange Commission on March 10, 2014, as our “2013 Annual Report on Form 10-K.”

Annualized Base Rent

Annualized base rent represents the annualized monthly base rent of leases executed as of September 30, 2014.

Comparable leases

Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suit occupied by the prior tenant cannot be more or less than 50% different from the size of the new lease’s suite.

Fair Value as determined by our NAV Valuation Procedures

When the fair value of our real estate assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. In the determination of our NAV, the value of certain of our assets and liabilities are generally determined based on their carrying amounts under GAAP; however, those principles are generally based upon historic cost and therefore may not be determined in accordance with ASC Topic 820. Readers should refer to our audited financial statements for our net book value determined in accordance with GAAP from which one can derive our net book value per share by dividing our stockholders’ equity by shares of our common stock outstanding as of the date of measurement.

Our valuation procedures, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with GAAP, involve adjustments from historical cost. There are certain factors which cause NAV to be different from net book value on a GAAP basis. Most significantly, the valuation of our real estate assets, which is the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a daily basis. For GAAP purposes, these assets are generally recorded at depreciated or amortized cost. Other examples that will cause our NAV to differ from our GAAP net book value include the straight-lining of rent, which results in a receivable for GAAP purposes that is not included in the determination of our NAV, and, for purposes of determining our NAV, the assumption of a value of zero in certain instances where the balance of a loan exceeds the value of the underlying real estate properties, where GAAP net book value would reflect a negative equity value for such real estate properties, even if such loans are non-recourse. Third party appraisers may value our individual real estate assets using appraisal standards that deviate from market value standards under GAAP. The use of such appraisal standards may cause our NAV to deviate from GAAP fair value principles. We did not develop our valuation procedures with the intention of complying with fair value concepts under GAAP and, therefore, there could be differences between our fair values and the fair values derived from the principal market or most advantageous market concepts of establishing fair value under GAAP.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to redeem shares under our share redemption programs and our ability to suspend or terminate our share redemption programs at any time. Our NAV does not consider exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Please note that our NAV is not a representation, warranty or guarantee that: (1) we would fully realize our NAV upon a sale of our assets; (2) shares of our common stock would trade at our per share NAV on a national securities exchange; or (3) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

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DEFINITIONS (continued)

Funds from Operations (“FFO”)

We believe that FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expense. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that consists of net income (loss), calculated in accordance with GAAP, plus real estate-related depreciation and amortization and impairment of depreciable real estate, less gains (or losses) from dispositions of real estate held for investment purposes.

Company-Defined FFO

As part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to FFO are common among REITs as companies seek to provide financial measures that meaningfully reflect the specific characteristics of their businesses. In addition to the NAREIT definition of FFO and other GAAP measures, we provide a Company-Defined FFO measure that we believe is helpful in assisting management and investors assess the sustainability of our operating performance. As described further below, our Company-Defined FFO presents a performance metric that adjusts for items that we do not believe to be related to our ongoing operations. In addition, these adjustments are made in connection with calculating certain of the Company’s financial covenants including its interest coverage ratio and fixed charge coverage ratio and therefore we believe this metric will help our investors better understand how certain of our lenders view and measure the financial performance of the Company and ultimately its compliance with these financial covenants. However, no single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity and results of operations.

Our Company-Defined FFO is derived by adjusting FFO for the following items: acquisition-related expenses and gains and losses associated with extinguishment of debt and financing commitments. Historically, Management has also adjusted FFO for certain other adjustments that did not occur in any of the periods presented, and are further described in Item 7 of Part 1 of our 2013 Annual Report on Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—How We Measure Our Performance.” Management’s evaluation of our future operating performance excludes these items based on the following economic considerations:

Acquisition-related expenses — For GAAP purposes, expenses associated with the acquisition of real property, including acquisition fees paid to our Advisor and gains or losses related to the change in fair value of contingent consideration related to the acquisition of real property, are recorded to earnings. We believe by excluding acquisition-related expenses, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance, because these types of expenses are directly correlated to our investment activity rather than our ongoing operating activity.

Gains and losses on derivatives and on the extinguishment of debt and financing commitments — Gains and losses on derivatives represent the gains or losses on the fair value of derivative instruments that are not accounted for as hedges of the underlying financing transactions. Such gains and losses may be due to the nonoccurrence of forecasted financings or ineffectiveness due to changes in the expected terms of financing transactions. As these gains or losses relate to underlying long-term assets and liabilities, where we are not speculating or trading assets, our management believes that any such gains or losses are not reflective of our ongoing operations. Losses on extinguishment of debt and financing commitments represent losses incurred as a result of the early retirement of debt obligations and breakage costs and fees incurred related to certain of our derivatives and other financing commitments. Such losses may be due to dispositions of assets, the repayment of debt prior to its contractual maturity or the nonoccurrence of forecasted financings. Our management believes that any such losses are not related to our ongoing operations. Accordingly, we believe by excluding anticipated gains or losses on derivatives and losses on extinguishment of debt and financing commitments, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance.

We also believe that Company-Defined FFO allows investors and analysts to compare the performance of our portfolio with other REITs that are not currently affected by the adjusted items. In addition, as many other REITs adjust FFO to exclude the items described above, we believe that our calculation and reporting of Company-Defined FFO may assist investors and analysts in comparing our performance with that of other REITs. However, because Company-Defined FFO excludes items that are an important component in an analysis of our historical performance, such supplemental measure should not be construed as a complete historical performance measure and may exclude items that have a material effect on the value of our common stock.

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DEFINITIONS (continued)

Limitations of FFO and Company-Defined FFO

FFO (both NAREIT-defined and Company-Defined) is presented herein as a supplemental financial measure and has inherent limitations. We do not use FFO or Company-Defined FFO as, nor should they be considered to be, an alternative to net income (loss) computed under GAAP as an indicator of our operating performance, or as an alternative to cash from operating activities computed under GAAP, or as an indicator of liquidity or our ability to fund our short or long-term cash requirements, including distributions to stockholders. Management uses FFO and Company-Defined FFO as indications of our future operating performance and as a guide to making decisions about future investments. Our FFO and Company-Defined FFO calculations do not present, nor do we intend them to present, a complete picture of our financial condition and operating performance. In addition, other REITs may define FFO and an adjusted FFO metric differently and choose to treat impairment charges, acquisition-related expenses and potentially other accounting line items in a manner different from us due to specific differences in investment strategy or for other reasons; therefore, comparisons with other REITs may not be meaningful. Our Company-Defined FFO calculation is limited by its exclusion of certain items previously discussed, but we continuously evaluate our investment portfolio and the usefulness of our Company-Defined FFO measure in relation thereto. We believe that net income (loss) computed under GAAP remains the primary measure of performance and that FFO or Company-Defined FFO are only meaningful when they are used in conjunction with net income (loss) computed under GAAP. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and operating performance.

Specifically with respect to fees and expenses associated with the acquisition of real property, which are excluded from Company-Defined FFO, such fees and expenses are characterized as operational expenses under GAAP and included in the determination of net income (loss) and income (loss) from operations, both of which are performance measures under GAAP. The purchase of operating properties is a key strategic objective of our business plan focused on generating operating income and cash flow in order to fund our obligations and to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, these acquisition-related costs negatively impact our GAAP operating performance and our GAAP cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, such costs will then be paid from other sources of cash such as additional debt proceeds, operational earnings or cash flow, net proceeds from the sale of properties, or other ancillary cash flows. Among other reasons as previously discussed, the treatment of acquisition-related costs is a reason why Company-Defined FFO is not a complete indicator of our overall financial performance, especially during periods in which properties are being acquired. Note that, pursuant to our valuation policies, acquisition expenses result in an immediate decrease to our NAV.

FFO and Company-Defined FFO may not be useful performance measures as a result of the various adjustments made to net income for the charges described above to derive such performance measures. Specifically, we intend to operate as a perpetual-life vehicle and, as such, it is likely for our operating results to be negatively affected by certain of these charges in the future, specifically acquisition-related expenses, as it is currently contemplated as part of our business plan to acquire additional investment properties which would result in additional acquisition-related expenses. Any change in our operational structure would cause the non-GAAP measure to be re-evaluated as to the relevance of any adjustments included in the non-GAAP measure. As a result, we caution investors against using FFO or Company-Defined FFO to determine a price to earnings ratio or yield relative to our NAV.

Further, FFO or Company-Defined FFO is not comparable to the performance measure established by the Investment Program Association (the “IPA”), referred to as “modified funds from operations,” or “MFFO,” as MFFO makes further adjustments including certain mark-to-market items and adjustments for the effects of straight-line rent. As such, FFO and Company-Defined FFO may not be comparable to the MFFO of non-listed REITs that disclose MFFO in accordance with the IPA standard. More specifically, Company-Defined FFO has limited comparability to the MFFO and other adjusted FFO metrics of those REITs that do not intend to operate as perpetual-life vehicles as such REITs have a defined acquisition stage. Because we do not have a defined acquisition stage, we may continue to acquire real estate and real estate-related investments for an indefinite period of time. Therefore, Company-Defined FFO may not reflect our future operating performance in the same manner that the MFFO or other adjusted FFO metrics of a REIT with a defined acquisition stage may reflect its operating performance after the REIT had completed its acquisition stage.

Neither the Securities and Exchange Commission nor any other regulatory body, nor NAREIT, has adopted a set of standardized adjustments that includes the adjustments that we use to calculate Company-Defined FFO. In the future, the Securities and Exchange Commission or another regulatory body, or NAREIT, may decide to standardize the allowable adjustments across the non-listed REIT industry at which point we may adjust our calculation and characterization of Company-Defined FFO.

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DEFINITIONS (continued)

Gross Investment Amount

The allocated gross basis of real property and debt related investments, after certain adjustments. Gross Investment Amount for real property (i) includes the effect of intangible lease liabilities, (ii) excludes accumulated depreciation and amortization on, and (iii) includes the impact of impairments. Amounts reported for debt related investments represent our net accounting basis of the debt investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums, and deferred charges, and (iii) allowances for loan loss.

Net Operating Income (“NOI”) and NOI — Cash Basis

We also use NOI as a supplemental financial performance measure because NOI reflects the specific operating performance of our real properties and debt related investments and excludes certain items that are not considered to be controllable in connection with the management of each property, such as other-than-temporary impairment, gains and losses related to provisions for losses on debt related investments, gains or losses on derivatives, acquisition-related expenses, losses on extinguishment of debt and financing commitments, interest income, depreciation and amortization, general and administrative expenses, asset management fees, interest expense and noncontrolling interests. However, NOI should not be viewed as an alternative measure of our financial performance as a whole, since it does exclude such items that could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. “NOI – Cash Basis” is NOI after eliminating the effects of straight-lining of rent and the impact of above- and below-market lease amortization and other non-cash amortization adjustments to rental revenue.

Non-Recurring Capital Expenditures

We classify capital expenditures that significantly increase a property’s ability to generate additional revenues relative to our initial underwriting as non-recurring capital expenditures. Examples of such capital expenditures may include property expansions, renovations or other significant strategic upgrades. Conversely, we classify capital expenditures incurred to maintain a property’s ability to generate expected revenues as “recurring.” In addition, we also classify the following capital expenditures as non-recurring:

•	First Generation Leasing Costs: We classify capital expenditures incurred to lease spaces for which we have either (i) never had a tenant or (ii) we expected a vacancy of the leasable space within two years of acquisition as non-recurring capital expenditures.

•	Value-Add Acquisitions: We define a Value-Add Acquisition as a property that we acquire with one or more of the following characteristics: (i) existing vacancy equal to or in excess of 20%, (ii) short-term lease roll-over, typically during the first two years of ownership, that results in vacancy in excess of 20% when combined with the existing vacancy at the time of acquisition or (iii) significant capital improvement requirements in excess of 20% of the purchase price within the first two years of ownership. We classify any capital expenditures in Value-Add Acquisitions as non-recurring until the property reaches the earlier of (i) stabilization, which we define as 90% leased or (ii) five years after the date we acquire the property.

•	Other Acquisitions: For property acquisitions that do not meet the criteria to qualify as Value-Add Acquisitions, we classify all anticipated capital expenditures within the first year of ownership as non-recurring.

Quarterly Report on Form 10-Q

We refer to our Quarterly Report on Form 10-Q for the period ended September 30, 2014, filed with the Securities and Exchange Commission on November 12, 2014, as our “Quarterly Report on Form 10-Q.”

Same Store Properties

In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as “Same Store Properties.” “Same Store Properties” therefore exclude properties placed in-service, acquired, repositioned, or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as “in-service” for that property to be included in “Same Store Properties.” For the purposes of this supplement, our “Same Store Properties” include properties classified as held for sale in our annual financial statements at the end of the most recently completed period.

Valuation Procedures

We refer to our Valuation Procedures filed as Exhibit 99.1 to our 2013 Annual Report on Form 10-K as our “Valuation Procedures.”

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